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                                                                    EXHIBIT 10.3


                                 AMENDMENT NO. 1
                                       TO
                    THE 1995 (COMPUTERWARE) STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.


              WHEREAS, the 1995 Computerware Stock Option Committee of Elcom International, Inc. (the "Company") approved the following amendment to the Company's 1995 (Computerware) Stock Option Plan, effective August 19, 1996; and

              WHEREAS, the undersigned officer is authorized to integrate this amendment into the Company's 1995 (Computerware) Stock Option Plan and any officer is thereafter entitled to certify the same as the true and complete copy of the amended Plan;

              NOW, THEREFORE, the Company's 1995 (Computerware) Stock Option Plan is hereby amended as follows:

         A. The first paragraph of Section 6, entitled "Shares Subject to the Plan" is hereby deleted in its entirety, and replaced with the following:

                   "6 Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 1,000,000 shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 210,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock which are transferred to the Company by an Optionee to satisfy an Optionee's withholding tax obligations or to pay all or any portion of the option price in accordance with the terms of the Plan may be made available for reoffering under the Plan to any Key Personnel. If shares of Common Stock underlying an option granted under this Plan are purchased, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan."

         B. Section 7(d), entitled "Conditions Governing Vesting of Option", is hereby deleted in its entirety, and replaced with the following:

                   "(d) Conditions Governing Vesting of Option. Each option shall be subject to restrictions or conditions with respect to the time and method of vesting as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may become vested in whole or in part at any time during the option period. Shares of Common Stock

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underlying an option shall be purchased by the Optionee (i) giving written notice to the Company of the Optionee's purchase of the option accompanied by full payment of the purchase price either in cash or in whole or in part in shares of Common Stock by delivery to the Company of already-owned shares of Common Stock, provided that such shares have been owned by the Optionee for at least a six-month continuous period, having a fair market value on the date the shares underlying the option are purchased equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the discretion of the Committee, in lieu of other withholding arrangements, the Optionee's delivery to the Company of shares of Common Stock, provided that such shares have been owned by the Optionee for at least a six-month continuous period, having a fair market value on the date the shares underlying the option are purchased equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the surviving corporation assumes said options, mergers or consolidations in which the Company is not the surviving corporation, may cause each outstanding option to terminate, provided that during the option period each Optionee shall have the right during the period prescribed in the option agreement prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to purchase the then vested portion of his or her shares underlying the option in whole or in part without regard to any other limitations contained in the Plan or the option agreement. Additional provision with respect to acquisitions, mergers, liquidations or dissolutions may be made in the option agreement."

              IN WITNESS WHEREOF, Elcom International, Inc., by the undersigned officer duly authorized, has executed this document as of the 19th day of August, 1996.



                                       THE COMPANY

                                       ELCOM INTERNATIONAL, INC.


                                       By:  /s/ L. F. Mulhern
                                            -----------------------------------
                                            Laurence F. Mulhern
                                            Its:  Corporate Executive Vice
                                            President, Chief Financial
                                            Officer, Treasurer and Secretary



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